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                                                                  EXHIBIT (j)(1)



                         INDEPENDENT AUDITORS' CONSENT


The Board of Trustees of
  the American Performance Funds:


We consent to use of our report dated October 18, 2002 on the American Performance Funds' financial statements as incorporated herein by reference, and to the references to our firm under the heading "Financial Highlights" in the Prospectuses and "Auditors" in the Statements of Additional Information, included herein.


/s/ KPMG LLP
KPMG LLP
Columbus, Ohio
December 30, 2002